Exhibit 99.1

FOR IMMEDIATE RELEASE

ZEO ScientifiX Makes Industry History as First Facility to Achieve AABB’s Newly Established Quality Management Systems Certification

Landmark industry-first certification reinforces ZEO’s leadership in manufacturing quality, independent oversight, and the rapidly expanding U.S. regenerative medicine industry.

FORT LAUDERDALE, FL — November 3, 2026 — ZEO ScientifiX, Inc. (OTCQB: ZEOX) (“ZEO” or the “Company”), a biotechnology company focused on the development, manufacturing, and commercialization of advanced cellular and regenerative medicine products, today announced a historic milestone: its manufacturing facility has become the first facility to achieve Quality Management Systems (“QMS”) Certification under the newly established certification program of the Association for the Advancement of Blood & Biotherapies (“AABB”).

AABB has confirmed to the Company that ZEO is the inaugural recipient of this certification, representing a significant achievement for ZEO and an important development in the independent assessment of quality management systems.

ZEO received formal notification of its certification on October 23, 2026, following an independent assessment under AABB’s newly established program.

This distinction represents far more than a corporate milestone. It reflects ZEO’s longstanding commitment to building the manufacturing infrastructure, quality management systems, operational discipline, and independent oversight necessary to support the next generation of regenerative medicine.

As the first recipient of this new certification, ZEO believes it has established a meaningful competitive distinction in an industry where manufacturing quality, traceability, accountability, and independent verification are critical processes and best practices for physicians, healthcare institutions, and commercial partners.

A New Benchmark for Quality Management in Regenerative Medicine

AABB, an internationally recognized organization dedicated to advancing standards and quality in blood and biotherapies, established its new QMS Certification program to address an important need within the evolving cellular and tissue-based products industry.

Historically, AABB’s traditional accreditation programs have focused on defined categories of facilities, products, processes, and services. However, the rapid evolution in regenerative medicine and other areas has introduced manufacturing activities and emerging therapeutic applications that may fall outside the eligibility requirements and defined scope of existing accreditation programs.

AABB’s newly established QMS Certification creates a distinct pathway for independently evaluating the quality management systems of organizations whose activities may not otherwise be encompassed by traditional accreditation programs.

ZEO’s achievement as the first certified facility under this program is particularly significant as the regenerative medicine industry enters a new phase of development, driven by scientific advances, growing physician interest, and the emergence of state regulatory frameworks addressing certain stem cell therapies.

The Company believes this new certification pathway represents an important advancement toward greater transparency, accountability, and quality management discipline across the industry.

Not All AABB Credentials Are the Same — Understanding the Distinction Matters

As physicians and healthcare institutions evaluate suppliers of cellular and regenerative medicine products, ZEO believes a critical distinction deserves greater attention: the existence of an AABB credential does not, by itself, establish that every manufacturing activity conducted at a facility has been independently assessed.

Eligibility for AABB accreditation limited to a defined scope that requires licensed products. A facility holding an existing AABB accreditation for one category of products, processes, or services should not automatically be presumed to have undergone an independent assessment of other cellular manufacturing activities conducted at that same facility.

Similarly, the scope of AABB’s newly established QMS Certification program is focused on the management of quality in laboratory services which is the foundation of the accreditation program but the QMS Certification focuses solely on quality management and does not extend to evaluation of cellular products without an approved biologics license application.

This distinction becomes increasingly relevant as manufacturers and healthcare providers navigate emerging state regulatory frameworks governing certain stem cell therapies.

For physicians, hospitals, and clinics, the appropriate question is not simply whether a supplier holds an AABB credential, but what services that credential specifically covers, which quality systems have been evaluated, and whether the credential is relevant to the manufacturing activities supporting the products being supplied.

ZEO believes its inaugural QMS Certification provides an important point of differentiation by demonstrating that its quality management systems have undergone independent assessment under this newly established AABB program.

Manufacturing Excellence Is Fundamental to Responsible Regenerative Medicine

The manufacturing of cellular products demands disciplined quality management, documented procedures, trained personnel, process controls, product traceability, equipment oversight, deviation management, corrective and preventive actions, and a sustained commitment to continuous improvement.

These are not merely administrative requirements. They are foundational components of a responsible manufacturing operation.

Independent quality management assessment provides an additional level of transparency and accountability for physicians and healthcare institutions seeking to evaluate the manufacturing organizations with which they establish supply relationships.

For ZEO, the achievement reflects its broader investment in advanced biotechnology infrastructure, manufacturing capabilities, and quality systems designed to support the Company’s long-term growth.

Operating from its approximately 6,000-square-foot laboratory and manufacturing facility at Nova Southeastern University’s Center for Collaborative Research in South Florida, ZEO has continued to invest in the personnel, systems, processes, and infrastructure necessary to support its expanding regenerative medicine operations.

The Company views its inaugural AABB QMS Certification as independent recognition of the quality management systems it has established and as an important foundation for its continued commercial expansion.

Leadership Perspective: Setting the Standard Rather Than Following It

Dr. George Shapiro, , Chief Medical Officer of ZEO ScientifiX, commented:

“We are exceptionally proud that ZEO ScientifiX has made history as the very first facility to achieve AABB’s newly established Quality Management Systems Certification.

This is not simply another credential to display on our wall. It is an important validation of the significant investments we have made in building a disciplined, quality-focused manufacturing organization.

As regenerative medicine continues to evolve, physicians and healthcare institutions must be able to distinguish between manufacturers based on more than marketing claims or the mere existence of an accreditation. They deserve transparency regarding the quality management systems that support the products they purchase and the scope of the independent assessments those systems have undergone.

By becoming the inaugural recipient of this new certification, ZEO is demonstrating its commitment to leading through measurable action, independent assessment, and continuous improvement.

We believe the future of regenerative medicine will increasingly favor manufacturers that invest in quality, accountability, traceability, and responsible operations. Our objective is not simply to participate in the growth of this industry, but to help establish the level of manufacturing excellence that physicians, healthcare institutions, and ultimately their patients should expect.

This achievement is an important milestone in that mission, and we believe it further strengthens ZEO’s position as a trusted manufacturing and supply partner in the expanding regenerative medicine marketplace.”

ZEO’s Vision: Building the Foundation for an Entire Industry

Ian T. Bothwell, Chief Executive Officer of ZEO ScientifiX, went on to describe ZEO’s vision:

“At ZEO ScientifiX, our vision was never simply to become another manufacturer of stem cells and exosomes. We set out to build a biotechnology company capable of helping shape the future of regenerative medicine through scientific innovation, manufacturing excellence, and an uncompromising commitment to quality and customers of our products.

Long before the recent emergence of state regulatory frameworks for stem cell therapies, we recognized that the long-term success of this industry would require far more than promising science. It would demand substantial investment in sophisticated manufacturing infrastructure, disciplined quality management systems, independent oversight, and the confidence of the medical community.

That is precisely why we invested in building our advanced manufacturing operations at Nova Southeastern University’s Center for Collaborative Research, surrounded by the scientific resources and collaborative environment necessary to support our long-term vision.

Today, becoming the very first facility to achieve AABB’s newly established Quality Management Systems Certification represents an extraordinary milestone in that journey. It demonstrates that ZEO is not waiting for the regenerative medicine industry to mature before investing in the quality infrastructure needed to support its growth. We have been building that foundation for years.

I believe regenerative medicine represents one of the most significant opportunities to transform healthcare in our lifetime. But scientific breakthroughs alone will not define the companies that ultimately lead this industry. Leadership will be earned through innovation, credibility, manufacturing discipline, and the trust of the physicians and institutions we serve.

Our ambition is not merely to be part of the regenerative medicine revolution. It is to help build the industry, establish higher expectations for manufacturing quality, and position ZEO ScientifiX among the companies that will define its future.

This historic first is a tremendous achievement for our entire team, but I view it as a beginning, not a destination. We intend to continue raising the bar, investing in innovation, and building a company capable of making a lasting contribution to the future of medicine.”

A Transformational Period for State-Regulated Stem Cell Therapies

ZEO’s certification comes at a pivotal moment in the evolution of regenerative medicine regulation in the United States.

A growing number of states have introduced or enacted legislative frameworks addressing the administration of certain stem cell therapies that have not received approval from the U.S. Food and Drug Administration (“FDA”), subject to applicable statutory requirements and limitations.

Florida has been at the forefront of this development.

Effective July 1, 2025, Florida legislation established a framework permitting licensed physicians, under specified conditions, to administer certain non-FDA-approved stem cell therapies for orthopedic conditions, wound care, and pain management.

Among its requirements, Florida law specifies that stem cells used in qualifying therapies must be retrieved, manufactured, and stored in a facility registered with and regulated by the FDA and certified or accredited by one of several designated organizations, including AABB.

Importantly, the applicability of any certification or accreditation must be evaluated in light of the relevant statutory requirements, the scope of the credential, and other applicable federal and state laws. AABB QMS Certification does not, standing alone, establish compliance with all such requirements.

As these state frameworks continue to develop, ZEO believes that independently assessed manufacturing quality systems will become an increasingly important consideration for physicians, medical practices, healthcare institutions, and other participants in the regenerative medicine marketplace.

The Company believes its position as AABB’s inaugural QMS-certified facility places ZEO at the forefront of this important industry development.

Building the Infrastructure for the Future of Regenerative Medicine

ZEO’s long-term strategy extends beyond manufacturing individual cellular products.

The Company is focused on establishing a comprehensive biotechnology platform integrating research and development, advanced manufacturing, quality management, physician education, clinical collaboration, and commercialization.

Its investment in manufacturing infrastructure and independent quality assessment reflects a broader philosophy: that the sustainable growth of regenerative medicine will depend not only on scientific innovation, but also on the ability to manufacture and supply products through disciplined, accountable, and consistently managed operations.

ZEO believes its historic achievement as the first recipient of AABB’s new QMS Certification further reinforces its competitive positioning and supports its objective of becoming a preferred manufacturing partner for physicians, medical institutions, and organizations operating within applicable regulatory frameworks.

For ZEO, this milestone is both a recognition of what the Company has built and a foundation for what it intends to accomplish next.

Important Certification and Regulatory Clarification

AABB QMS Certification evaluates an organization’s quality management systems within the scope of the applicable certification program. It does not constitute FDA approval, a determination of regulatory compliance, or an endorsement, assessment, or approval by AABB of the safety, efficacy, clinical outcomes, or intended uses of any individual product or therapy manufactured or distributed by ZEO.

The certification does not independently authorize the marketing, distribution, or administration of any product or therapy. Such activities remain subject to all applicable federal and state laws and regulatory requirements.

About ZEO ScientifiX, Inc.

ZEO ScientifiX, Inc. (OTCQB: ZEOX) is a U.S. biopharmaceutical company integrating regenerative biologics research, development, and manufacturing with established commercial operations. Based at Nova Southeastern University’s Center for Collaborative Research in Davie, Florida, ZEO combines scientific and manufacturing expertise with a substantial physician network, dedicated sales and marketing resources, and physician education infrastructure. Through internal development and strategic partnerships, ZEO seeks to expand its product portfolio and advance regenerative medicine. To learn more, visit www.zeoscientifix.com or follow ZEO on LinkedIn, Facebook and Instagram.

Forward-Looking Statements

Certain statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties.

Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Actual results could vary materially. ZEO ScientifiX has no intention and specifically disclaims any duty to update the information contained in this press release except as may be required by applicable law.

Additional risks are described in the Company’s SEC filings.

Contacts

ZEO ScientifiX
investor.relations@zeoscientifix.com

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